STOCK EXCHANGE NEWS RELEASE

NewBridge Global Ventures, Inc. (formerly NABUFit Global, Inc.) Closes Equity Purchase Agreement with Kodiak Capital Group, LLC

Orem, Utah -- December 8, 2017 -- NewBridge Global Ventures, Inc. (formerly NABUFit Global, Inc.) (“NewBridge” or the “Company”), (OTCQB: NBFT), a company focused on the emerging and dynamic cannabis industry, announced today that it has entered into an Equity Purchase Agreement with Kodiak Capital Group, LLC (“Kodiak”), a Newport Beach, California private equity fund.

The agreement calls for the Company to file a registration statement with the U.S. Securities & Exchange Commission (“SEC”) for the sale of common shares that may be issued to Kodiak under the terms of the Equity Purchase Agreement.  After the SEC has declared the registration statement effective, the Company has the right, at its sole discretion and over a period of three years, to sell up to $2,000,000 of common stock to Kodiak under the terms set forth in the Equity Purchase Agreement.

Proceeds from the investment will be used for growth capital and to fund the Company’s focused roll-up strategy to acquire industry leading cannabis companies in the ancillary production and distribution verticals that may be utilizing blockchain technology and cryptocurrencies.

“We’re very pleased to continue our beneficial partnership with Kodiak; the flexibility built into this funding vehicle gives the company a strong foundation for rapid growth.” commented Mark Mersman, Chief Executive Officer of NewBridge, “Kodiak recognizes that our Company, and the services we provide, are of great value to the legal cannabis industry.”

Mr. Mersman continued, “Given the capital constraints within the emerging cannabis industry, we believe that NewBridge can provide an invaluable bridge between companies that need growth capital and the investment community that may have limited access to this global market.”

Ryan Hodson, Portfolio Manager of Kodiak, added, “In just a few short months, NewBridge flawlessly executed on the plan Kodiak’s business accelerator designed; it has been gratifying watching them build a solid foundation and rapidly mature into a fully-reporting public company.  We look forward to what the future brings and continuing to fund the growth of such a strong team.”

Details of the financing are included in an 8-K filed on December 1, 2017 by the Company with the Securities and Exchange Commission and can be found at www.sec.gov.

About NewBridge Global Ventures, Inc.

NewBridge Global Ventures, Inc. is a US public company (OTCQB: NBFT) previously doing business as NABUFit Global, Inc., which provides business consulting services to companies in the medical marijuana and cannabis related industries.   Current clients include an online education company providing education to healthcare professionals on medical cannabis and the endocannabinoid system, a distribution company focused on delivering best in class hemp oil and medical marijuana products, and a wellness center delivering medical recommendations to patients alongside sales of CBD and hemp oil products.  For more information, visit www.newbridgegv.com.

About Kodiak Capital Group, LLC

Kodiak is an institutional investor headquartered in Newport Beach, CA.  Kodiak makes private investments in public and private entities utilizing proprietary equity and debt instruments.  These investments provide long-term strategic capital offering companies certainty, flexibility and consistency.  Kodiak's investments are in a wide range of industries emphasizing bitcoin, blockchain, cryptocurrency, cannabis, consumer product, internet technology, and life science.  For more information, visit www.kodiakfunds.com.

Forward-Looking Statements

Statements about the expected timing, and all other statements in this press release, other than historical facts, constitute forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.  Forward-looking statements speak only as of the date hereof and are based on current expectation and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those projected.  A number of the matters discussed herein that are not historical or current facts deal with potential future circumstances and developments that may or may not materialize.  This press release speaks only as of its date, and except as required by law, we disclaim any duty to update.

Contact for NewBridge Global Ventures, Inc. (OTCQB: NBFT)

NewBridge Global Ventures, Inc.

626 East 1820 North

Orem, UT 84097

U.S.A.

Mark Mersman, Chief Executive Officer

mark@newbridgegv.com

Bob Bench, Chief Financial Officer

bob@newbridgegv.com

801-362-2115